UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2011

GENESIS BIOPHARMA, INC
 (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A

(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective April 18, 2011, Genesis Biopharma, Inc. (the “Company”) completed the first traunch of a private placement offering for up to $1 million.  In connection with the first traunch, the Company entered into a Securities Purchase Agreement with an accredited investor  which provided for the issuance and sale of 500,000 shares of the Company’s common stock, par value $0.000041666 (the “Shares”) at a per Share purchase price of $1.00 (the “Per Share Purchase Price”) and 500,000 five (5) year Class “C” Warrants exercisable at $1.25 per warrant share (the “Per Warrant Exercise Price”) (the “Warrants”) for a purchase price of $500,000 (the “Offering”).

The Shares and Warrants contain certain purchase price reset protections in the event the Company issues or sells any Shares or any Share equivalents at less than the Per Share Purchase Price or the Per Warrant Exercise Price. The price reset protections for the Shares will remain in effect for so long as the Shares are held by the purchaser under the Offering and until such time as the Warrants are exercised or expire. In the event the Company issues or sells any Shares or equivalents pursuant to which Shares may be acquired at a price less than the Per Share Purchase Price (which is subject to adjustment) the Company will issue additional Shares to each purchaser, for no additional consideration in an amount sufficient so that the Per Share Purchase Price paid when divided by the total number of Shares held by the purchaser on the date of the issuance will result in an effective Per Share Purchase Price paid by each purchaser being equal to the lower price for the Shares held by the purchaser on the date of the issuance by the Company at less than the then Per Share Purchase Price. In the case of the Warrants, the Per Warrant Exercise Price will be adjusted in the event the Company issues or sells any Shares or equivalents pursuant to which Shares may be acquired at less than the Per Warrant Exercise Price (which is subject to adjustment).  In addition, in the event of a reduction in the Per Warrant Exercise Price, the number of Shares that a holder of a Warrant shall be entitled to receive upon exercise shall be adjusted by multiplying the number of Shares that would otherwise be issuable on such exercise by a fraction of which (a) the numerator is the Per Warrant Exercise Price that would otherwise be in effect, and (b) the denominator is the Per Warrant Exercise Price in effect on the date of such exercise.   The Warrants also contain a cashless exercise provision and the Offering also provides the purchaser the right of first refusal in connection with any future offerings undertaken by the Company for a term of eighteen (18) months.

The foregoing description of the Offering, Shares and Warrants does not purport to be complete and is qualified in its entirely by the form of the Securities Purchase Agreement and Class “C” Warrant attached hereto as Exhibits 10.1 and 10.2 respectively  and which are incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference. The Shares and Warrants issued in connection with the Securitas Purchase Agreement were issued in reliance on the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  The investor represented to the Company that the investor was an “accredited investor” as such term is defined under Regulation D, and the offering did not involve any form of general solicitation or general advertising.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Class “C” Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: April 21, 2011
	By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chairman, Chief Executive Officer and President